DWS ADVISOR FUNDS

Amended and Restated Establishment and Designation of Series and

Classes of Shares of Beneficial Interest, With $0.001 Par Value

WHEREAS, the Trustees of DWS Advisor Funds (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” composed of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective May 1, 2009, amended and restated the Trust’s Prior Designations in a filing submitted on April 30, 2009 with the Commonwealth of Massachusetts, the terms of the amended and restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, pursuant to Article VIII, Section 8.2, of the Declaration, the Trustees, at a meeting held on January 22, 2009, authorized the termination of the Series of Shares designated as “DWS Micro Cap Fund,” to be effective on June 5, 2009;

WHEREAS, pursuant to Article V, Section 5.11 and 5.12 of the Declaration, the Trustees, at a meeting held on November 19, 2010, authorized the establishment of the “Class M” shares of the DWS RREEF Global Real Estate Securities Fund Series of the Trust, effective November 22, 2010;

NOW THEREFORE, pursuant to Article VIII, Section 8.3 of the Declaration, the Trustees of the Trust, effective November 22, 2010, hereby amend and restate the Trust’s Prior Designations, the terms of which to supersede any terms set forth in the Prior Designations:

1. The following Series of Shares and Classes thereof are established and designated, the Shares, with $0.001 par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this amended and restated designation:

DWS Core Fixed Income Fund:

Class A

Class B

Class C

Class R

Class S

Institutional Class

DWS Diversified International Equity Fund:

Class A

Class B

Class C

Class R

Class S

Institutional Class

DWS High Income Plus Fund:

Class A

Class B

Class C

Class S

Institutional Class

DWS Lifecycle Long Range Fund:

Class S

Institutional Class

DWS Mid Cap Growth Fund:

Class A

Class B

Class C

Class S

Institutional Class

DWS RREEF Global Real Estate Securities Fund:

Class A

Class C

Class M

Class S

Institutional Class

DWS RREEF Real Estate Securities Fund:

Class A

Class B

Class C

Class R

Class S

Institutional Class

DWS Short Duration Fund:

Class A

Class B

Class C

Class S

Institutional Class

DWS Short Duration Plus Fund:

Class A

Class B

Class C

Class S

Institutional Class

DWS Short-Term Municipal Bond Fund:

Class A

Class B

Class C

Class S

Institutional Class

DWS Small Cap Growth Fund:

Class A

Class B

Class C

Class S

Institutional Class

NY Tax Free Money Fund:

Investment Class

Tax-Exempt New York Money Market Fund Class

Tax Free Money Fund Investment:

Institutional Shares

Premier Shares

2. For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, as such prospectus or statement of additional information may be further supplemented from time to time.

3. The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 19th day of November 2010.

/s/ John W. Ballantine	/s/ Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee

/s/ Dawn-Marie Driscoll	/s/ Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee

/s/ Paul K. Freeman	/s/ Kenneth C. Froewiss
Paul K. Freeman, Trustee	Kenneth C. Froewiss, Trustee

/s/ Richard J. Herring	/s/ William McClayton
Richard J. Herring, Trustee	William McClayton, Trustee

/s/ Rebecca W. Rimel	/s/ William N. Searcy, Jr.
Rebecca W. Rimel, Trustee	William N. Searcy, Jr., Trustee

/s/ Jean Gleason Stromberg	/s/ Robert H. Wadsworth
Jean Gleason Stromberg, Trustee	Robert H. Wadsworth, Trustee

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